                                                                    EXHIBIT 10.2


                              AFMA(R) INTERNATIONAL
                            FREE TV LICENSE AGREEMENT


         This International Free TV License Agreement is made as of September 12, 1996 between DSL Entertainment Group, Inc.("Licensor") of 12300 Wilshire Boulevard, Suite 400, Los Angeles CA 90025 [tel/fax:] (310)442-3500/(310)442-
3501 and Eurolink - or order ("Licensee") of 7A Grafton Street, London W1X 3LA [tel/fax:]011 44 0171 493 2496/011 44 0171 629 6207.

This Agreement is:    [X] A new agreement;
                      [ ] A long form that replaces the deal memo regarding
the Programs;
                      [ ] An amendment to an existing agreement dated ________

         Subject to timely payment of all monies due Licensor and Licensee's full performance under this Agreement, Licensor licenses to Licensee, and Licensee accepts from Licensor, the Licensed Rights in the Programs throughout the Territory for the Term in the Authorized Languages subject to the Hold backs as identified below on all the terms and conditions of this Agreement.

         This Agreement consists of the following parts: this Cover Page; Table of Contents; Deal Terms; Standard Terms; Schedule of Definitions; and the following Attachment(s): [ ] Schedule of Programs;[] Access Letter;
[  ] Guaranty; and _____________________________________________________

         IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement as of the date first written above to constitute a binding contract between them.

           LICENSOR                                 LICENSEE




By:____________________________    By:____________________________
   Its:                               Its:

                                TABLE OF CONTENTS

Section                                                              Paragraph
DEAL TERMS
         Program(s)                                                     A.
         Territory                                                      B.
         Authorized Language(s)                                         C.
         Term And License Period                                        D.
         Licensed Station                                               E.
         Free TV Rights                                                 F.
         Exclusivity                                                    G.
         Licensor's Hold backs                                          H.
         License Fee                                                    I.
         Payment                                                        J.
         Delivery Terms                                                 K.
         Additional Terms                                               L.

STANDARD TERMS AND CONDITIONS
         Definitions And Usage                                          1.
         Program And Versions                                           2.
         Licensed Rights And Reserved Rights                            3.
         Allied Rights                                                  4.
         Territory, Holdback Region And Licensed Station                5.
         Term And License Period                                        6.
         Payment Requirements                                           7.
         Delivery And Return                                            8.
         Telecast Obligations                                           9.
         Music                                                         10.
         Suspension And Withdrawal                                     11.
         Default And Termination                                       12.
         Anti-Piracy Provisions                                        13.
         Licensor's Warranties                                         14.
         Licensee's Warranties                                         15.
         Indemnities                                                   16.
         Assignment And Sublicensing                                   17.
         Miscellaneous Provisions                                      18.

SCHEDULE OF LICENSING DEFINITIONS
         Free TV Rights Definitions                                     A.
         Additional Definitions                                         B.

                              AFMA(R) INTERNATIONAL
                            FREE TV LICENSE AGREEMENT

                                   DEAL TERMS


         Mention in these Deal Terms of any right not specifically licensed to Licensee in the Licensed Rights Deal Terms does not grant to Licensee expressly or by implication any right not specifically licensed to Licensee in the Licensed Rights Deal Terms.


A.       PROGRAM(S): 22 commercial 1/2 hours, "AMAZING TAILS"


         [ ] As set forth on attached Schedule of Programs.



B.       TERRITORY: United Kingdom, France, Italy, Spain, Portugal, Greece.


C.       AUTHORIZED LANGUAGE(S):  For each Program
         [ ] Original Language; [X] Official Language(s) in Territory;
         [X] as needed to service territories [ ] Dubbed Only [ ] Subtitled Only
         [ ] Dubbed and Subtitled


D.       TERM AND LICENSE PERIOD:
         Subject to Paragraph 6.1. of the Standard Terms:

                  1.  Term:  The Term starts on September 1, 1996 and ends on:
                           a.  The last Licensed Telecast of all Program(s), or
                           b.  __________________________________________, or
                           c.  Five (5) years from
                                    [ ] the date of this Agreement
                                    [ ] the first Licensed Telecast of any
                                        Program.
                                    [X] September 1, 1996

                  2. License Period: The period during which Licensee may exploit the Licensed Right(s) in each Program starts on the Availability Date for the Program and ends on the earlier of the last Licensed Telecast for the Program or end of the Term.

E.       LICENSED STATION:


AFMA(R) Free TV License
Deal Terms                              DT-1

         In accordance with Paragraph 5.4. of the Standard Terms:
         [ ] All broadcasters for the licensed Free TV Rights in the Territory; or [X]Licensee


G.   FREE TV RIGHTS:            For each Program

                      LICENSED          RUNS    PLAY DATES                      AVAILABILITY DATE
     Terrestrial    [x]Yes   [ ] No            ___ [ ] To be advised (see Standard Terms P.  6.3.); or
                                                   [ ] as set forth on attached Schedule of Programs
     Cable          [x ] Yes [ ] No            ___ [ ] To be advised (see Standard Terms P. 6.3.); or
                                                   [ ] as set forth on attached Schedule of Programs
     Satellite      [x ]Yes  [ ] No            ___ [ ] To be advised (see Standard Terms P. 6.3.); or
                                                   [ ] as set forth on attached Schedule of Programs

         The Availability Date for each Program is subject to Availability Coordination within the Region in accordance with Paragraph 6.4. of the Standard Terms.


F.       EXCLUSIVITY:
         The Licensed Rights, as defined in Paragraph 3.1. of the Standard Terms, are:
            [X] Exclusive except _______________________________________
            [ ] Non-Exclusive except ___________________________________


H.       LICENSOR'S HOLD BACKS:
         In accordance with Paragraph 6.5. of the Standard Terms, the Hold backs on Licensor's exploitation of any Reserved Rights in each Program will be:
         [X] None.
         [ ] As set forth on the Schedule of Programs.
         [ ] All Free TV in the Authorized Languages per Paragraph 6.5.1. of the
             Standard Terms.
         [ ] All Pay TV in the Authorized Languages per Paragraph  6.5.2. of the
             Standard Terms.
         [ ] ______________________________________________________________.

I.       LICENSE FEE:      US$660,000.00 (Total for all Programs)
         The License Fee is a minimum net sum and no taxes or charges may be deducted from it.

         1.       ALLOCATED:
                  [ ] As set forth on the attached Schedule of Programs, or
                  [X] US$30,000.00 [ ] per Run\Play date or [X] per Program, all territor(ies)

         2.       PAYABLE:


AFMA(R) Free TV License
Deal Terms                             DT-2

                  a.   %  (US$  .00) on execution of this Agreement;
                  b. 100% (US$660,000.00) in ten (10) equal monthly
                     installments starting on March 1, 1997
                  c.   %  (US$  .00) on notice of delivery.


J.       PAYMENT:
         Licensee will pay the License Fee and any other payments due Licensor as follows:

    1.  WT - WIRE TRANSFER  [Check as appropriate]
        [X] License Fee Installments: [X]I.2.a;  [ ]I.2.b;  [X]I.2.c;
        [ ] Materials Charges (Section K.4)
        Licensee will pay the indicated installments of the License Fee or other payments by wire transfer of unencumbered funds, free of any transmission charges, to the following account:

                          DSL Entertainment Group, Inc.
                             California United Bank
                         18800 Wilshire Blvd. Suite 400
                              Los Angeles CA 90024
                               Acct.# 005-218-098
                                 ABA #122239115.

    2.  LC - LETTER OF CREDIT   [Check as appropriate]
        [ ] License Fee Installments:   [ ]I.2.a;  [ ]I.2.b;  [ ]I.2.c;
        [  ] Materials Charges (Section K.4)
        Issued By: ______________   Open Until:___________Renewable For:_______.
        Licensee will pay the indicated installments of the License Fee or other payments by an irrevocable Letter of Credit which meets the requirements of Paragraph 7.2. of the Standard Terms. The Letter of Credit will be issued by and remain open until the dates indicated above. The Letter of Credit will be payable on presentation to Licensor's corresponding bank of:
           [Check all that apply]
           [ ]   SIGHT DRAFT in usual commercial form indicating payment due.
           [ ]   INVOICE for payments then due.
           [ ]   BILL OF LADING, such as an air waybill, evidencing shipment to Licensee of the applicable Delivery Materials.
           [ ]   ACCESS LETTER substantially in the form attached for applicable
                 Delivery Materials.

    3.  OTHER:
        [ ] License Fee Installments:  [ ]I.2.a;  [ ]I.2.b;  [ ]I.2.c;
        [  ] Materials Charges (Section K.4)
        Licensee will pay the indicated installments of the License Fee or other payments as follows:

K.       DELIVERY TERMS:

        1.   PHYSICAL MATERIALS:
             For each Program Licensor will make Delivery of the Physical
             Materials:
                 [ ] As specified in Licensor's Delivery Notice per
                     Paragraph 8.1.; or
                 [X] By Delivering the following indicated items for the
                     original language version:


AFMA(R) Free TV License
Deal Terms                              DT-3

                    Item                  Delivery Method (Para. 8.1., Standard Terms)
             FEATURE LOW CONTRAST PRINT      [ ]Physical [ ]Access [ ]Loan [ ]Satellite
                 [ ]35mm [ ]16mm
             TRAILER LOW CONTRAST PRINT   [ ]Physical [ ]Access [ ]Loan [ ]Satellite
                 [ ]35mm [ ]16mm
             PRINT MASTER (2 TRACK)       [ ]Physical [ ]Access [ ]Loan [ ]Satellite
             [ ]35mm [ ]Stereo [ ]Mono
             [ ]16mm [ ]Stereo [ ]Mono
             NTSC (525)                   [ ]Physical [ ]Access [ ]Loan [ ]Satellite
                 [ ]1" [ ]D1 [ ]D2 [ ]D3
             PAL (625) [ ]Physical [ ]Access [ ]Loan [ ]Satellite [ ]1" [ ]D1
                 [ ]D2 [ ]D3 [X] Betacam SP

        2.   SUPPORT MATERIALS:
             For each Program Licensor will make Delivery of the Support
             Materials:
                 [X] As available
                 [ ] As specified in Licensor's Delivery Notice per Paragraph
                     8.1.; or [ ] By Delivering the following items:

                     [ ] Feature Spotting List  [ ] Press Book
                     [ ] Trailer Spotting List  [ ] Electronic Press Kit
                     [ ] Feature Continuity     [ ] Synopsis
                     [ ] Trailer Continuity     [ ] Radio Spots (No.__)
                     [ ] Main & End Credits     [ ] B&W Stills  (No.__)
                     [ ] Paid Ad Credit         [ ] Color Stills   (No.__)
                     [ ] Dub/Sub Restrictions   [ ] Color Slides (No.__)
                     [ ] Music Cue Sheets       [ ] TV Spots  (No.____)
                                                [ ] As-Broadcast Scripts
        3.   DATE FOR DELIVERY NOTICE:
             Licensor will give Licensee a Delivery Notice for each Program no later than:
             [X] Before its Availability Date; or
             [ ] ____________________________________

        4.   MATERIALS PAYMENT INSTRUCTIONS:
             Licensee will pay for all Materials:
             [ ] As specified in Licensor's Delivery Notice per Paragraph 8.1.;
             [X] As follows: Licensee will pay US$100.00 per episode for masters

        5.   MATERIALS SHIPPING INSTRUCTIONS:
             Licensor will ship all Materials to Licensee:
             [ ] As specified in Licensor's Delivery Notice per Paragraph 8.1.;
             [X] As follows: Freight collect


L.       ADDITIONAL TERMS:


AFMA(R) Free TV License
Deal Terms                              DT-4

         1.       GOVERNING LAW:
                  [X] California or [ ] _____________________________________


         2.       FORUM:
                  [X] Los Angeles County or [ ] _____________________________


         3.       ADDITIONAL DEAL TERMS:

                           None.


AFMA(R) Free TV License
Deal Terms                               DT-5

                              AFMA(R) INTERNATIONAL
                           FREE TV LICENSING AGREEMENT

                          STANDARD TERMS AND CONDITIONS

1.       DEFINITIONS AND USAGE

         1.1. DEFINITIONS: Capitalized words and phrases are Defined Terms. If not defined where they first appear, Defined Terms are defined in the Schedule of Definitions or by industry custom and practice. 1.2. USAGE: The use of any Defined Term or provision relating to rights not specifically licensed in the Deal Terms does not grant such right to Licensee expressly or by implication.

2.       PROGRAM(S) AND VERSIONS

         2.1. PROGRAMS: A Program is each, and the Programs are every, motion picture and television production identified in the Deal Terms. A Program may be a single work (e.g., one theatrical feature) or a set of related works (e.g., episodes of a television series) each of which is called an "Episode." All Episodes in each Program are treated identically except where otherwise provided in this Agreement.

         2.2. VERSIONS: Each Program is only licensed in a linear form for continuous viewing from beginning to end. Licensor reserves all rights in all formats and Versions of each Program other than its original linear form as Delivered to Licensee and authorized dubbed, subtitled or edited Versions.

3.       LICENSED RIGHTS AND RESERVED RIGHTS

         3.1. LICENSED RIGHTS: The Licensed Rights in each Program mean the right to telecast the Program on the Licensed Station in the Authorized Languages for reception within the Territory during its License Period by the form of Free TV designated in the Deal Terms.

         3.2. LICENSE AND EXCLUSIVITY: Subject to the terms of this Agreement, Licensor licenses to Licensee the Licensed Rights in each Program, exclusively or non-exclusively as designated in the Deal Terms. Exclusivity for any Program only applies to telecasting by the form of Free TV licensed in the Deal Terms which originates within the Territory in the Authorized Languages during the License Period. 3.3. RESERVED RIGHTS: All rights not licensed to Licensee are Reserved Rights. Licensor may exploit the Reserved Rights in each Program without restriction unless provided otherwise in this Agreement.

4.       ALLIED RIGHTS

         4.1. ADVERTISING: In advertising each Program, Licensee will comply with all screen credits (if not already contained in the Program), advertising, publicity & promotional requirements, and name & likeness restrictions ("Licensor's Requirements") supplied by Licensor at all times after their receipt.

         4.2. DUBBING, SUBTITLING AND EDITING: In creating an authorized dubbed, subtitled or edited version of each Program and its trailers, Licensee will comply with Licensor's Requirements at all times after their receipt. Each Program must be telecast in its original continuity without alteration or cut except as otherwise provided in this Agreement.


AFMA(R) Free TV License
Standard Terms                       ST-1

         4.3. EXERCISE OF ALLIED RIGHTS: Subject to Paragraph 4.1. & 4.2. and the provisions of this Agreement, Licensee will have the non-exclusive right at its expense for each Program:

                  4.3.1. To advertise, publicize, and promote the Licensed Rights in the Program;

                  4.3.2. To use the name, voice and likeness of Persons rendering materials or services to the Program but not as an endorsement for any product or service other than the Program; 4.3.3. To include before or after the Program the credit or logo of Licensee;
         4.3.4. To change the title of the Program with Licensor's approval;
         4.3.5. To dub or subtitle the Program in the Authorized Language(s);
         4.3.6. To include commercial announcements in the Program under Paragraph 9.4.

         4.4. INADVERTENT FAILURE: An inadvertent failure to comply with Licensor's Requirements will not be a material breach if Licensee uses reasonable efforts to cure prospectively such failure.

         4.5. LIMITATIONS: In exercising the Allied Rights Licensee may not: (i) alter or delete any credit, logo, copyright notice or trademark notice on any Program; or, (ii) begin advertising the availability of the Licensed Rights in any Program before its Availability Date.

5.       TERRITORY, HOLDBACK REGION AND LICENSED STATION

         5.1. TERRITORY: The Territory is the countries or territories listed in the Deal Terms as their political borders exist on the date of this Agreement. The Territory excludes: (i) foreign countries' embassies, military & government installations, and oil rigs & marine installations located within the Territory; and (ii) the countries' noncontiguous possessions, embassies, military & government installations, and oil rigs & marine installations located outside their contiguous borders.

         5.2. CHANGES IN BORDERS: If an area separates from a country in the Territory, then the Territory will still include each separating area that formed one political entity as of the date of this Agreement. If an area is annexed by a country in the Territory, then Licensee will promptly give Licensor Notice whether Licensee desires to exploit any Licensed Right in the new area. Licensor grants Licensee a First Negotiation right to acquire the Licensed Right in the new area for the remainder of the License Period for each affected Program subject to rights previously granted to others in the area.

         5.3. HOLDBACK REGION: The Holdback Region is the part of the world in which the Territory is located. The Region is defined either in the Deal Terms or in the AFMA Standard Definitions of Territories and Regions current as of the date of this Agreement.

         5.4. LICENSED STATION: The Licensed Station is the terrestrial broadcaster, cable system, satellite broadcaster or other transmitting service designated in the Deal Terms. Where the Deal Terms indicate "all broadcasters," this means all stations for the specific Free TV Rights licensed. For example, if only Free TV Terrestrial Rights are granted, then "all broadcasters" means all terrestrial broadcasters in the Territory, but does not include cable systems or satellite broadcasters.

         5.5. CHANGES IN LICENSED STATION: Licensee may only telecast a Program over the transmitting facilities of the Licensed Station existing on the date of this Agreement. If there is a material change in the household television receivers capable of receiving such telecast (e.g., modified signal amplitude or frequency, new transmitting tower, increase in subscribers, new satellite or transponder, altered orbital position, or new transmission channels), then Licensee will promptly give Licensor Notice of such change. Licensor grants Licensee a First Negotiation right to exploit the Licensed Rights for the remainder of the License Period for each affected Program over the new facilities, taking into account rights previously granted to others and an adjustment in the License Fee.



AFMA(R) Free TV License
Standard Terms                      ST-2

6.       TERM AND LICENSE PERIOD

         6.1. TERM: The Term starts and ends on the dates in the Deal Terms except in case of suspension per Paragraph 11. or early termination per Paragraphs 11. or 12.

         6.2. LICENSE PERIOD : The License Period is the time period in the Deal Terms during which Licensee may exploit the Licensed Rights in each Program. A License Period will not be extended because Licensee did not make all Licensed Telecasts.

         6.3. AVAILABILITY DATE: The Availability Date is the date set forth in the Deal Terms when Licensee may first exploit the applicable Licensed Right in a Program. Where any Availability Date is "to be advised," Licensor will advise Licensee of such date promptly after it becomes known.

         6.4. AVAILABILITY COORDINATION: Licensor may shorten or extend by up to three (3) months any Availability Date to coordinate the exploitation of the Program within the Region. Licensor will give Licensee Notice of any adjusted Availability Date no later than two (2) months before the earlier of the old Availability Date or new Availability Date. Licensor will use reasonable good faith efforts to coordinate release patterns in the Region so that exploitation of a Licensed Right outside the Territory will not unduly impact on its exploitation within the Territory, and vice versa.

         6.5. LICENSOR'S HOLDBACKS: The Licensor Holdbacks are the periods of time, if any, set forth in the Deal Terms during which Licensor will not exploit any Reserved Rights in a Program as follows:

                  6.5.1. Where some but not all Free TV Rights are licensed in a Program, and if so indicated in the Licensor's Holdback section of the Deal Terms, then Licensor will not telecast or authorize telecast in the Authorized Languages originating within the Territory of the remaining Free TV Rights in such Program during its License Period. For example, if only Free TV Terrestrial Rights are licensed, then, if indicated in the Deal Terms, Licensor will not telecast or authorize telecast in the Authorized Languages originating within the Territory of the Free TV Cable or Free TV Satellite Rights in the Program during its License Period.


                  6.5.2. If so indicated in the Licensor's Holdback section of the Deal Terms, Licensor will not telecast or authorize telecast in the Authorized Languages originating within the Territory of the Pay TV Rights in each Program during its License Period. 6.6. BROADCAST
         OVERSPILL: Licensor does not grant exclusivity or holdback protection against reception in the Territory of a broadcast of the Program originating outside the Territory. Licensor only agrees that during the License Period for each Program Licensor will not broadcast or authorize a broadcast of the Program in an Authorized Language that originates in the Region outside the Territory and is intended for primary reception within the Territory, except this limitation will not apply to broadcasts of the original unsubtitled English language version of the Program.

7.       PAYMENT REQUIREMENTS

         7.1. LICENSE FEE: The License Fee is full payment for Licensee's exploitation of the Licensed Rights in the Programs. Timely payment of the License Fee is of the essence of this Agreement. The License Fee is payable whether or not all Licensed Telecasts occur. Licensee will pay each installment of the License Fee as specified in the Deal Terms. If all Licensed Telecasts for a Program are completed before all its installments are paid, Licensee will pay the remaining balance of its License Fee within ten (10) days of its last Licensed Telecast.

         7.2. LETTER OF CREDIT: If the Deal Terms indicate that a payment is to be secured by a Letter of Credit, then Licensee will open the Letter of Credit at a bank in the Territory designated by Licensor as a corresponding bank of Licensor's bank. The Letter of Credit will be in the form of the Standard AFMA Letter of Credit Form or


AFMA(R) Free TV License
Standard Terms                        ST-3
other mutually approved form acceptable to Licensor's bank. While open, the Letter of Credit will remain valid, negotiable, transferable, confirmed and irrevocable; and it will be automatically renewable for any period specified in the Deal Terms if Licensor has not fully negotiated it by its first expiry date. All costs for a Letter of Credit will be borne solely by Licensee.

         7.3. LIMITATION ON DEDUCTIONS: Licensee will not deduct from any payment any bank charges, conversion costs, sales use or VAT taxes, remittance or withholding taxes, "contingents", quotas or any other taxes, levies or charges unless separately agreed in writing by Licensor.

         7.4. BLOCKED FUNDS: If a Law prohibits remittance of monies to Licensor then Licensee will immediately so notify Licensor and deposit such monies in Licensor's name in a suitable depository designated by Licensor.

         7.5. FINANCE CHARGE ON LATE PAYMENTS: A late payment will incur a finance charge from the due date until payment in full at the lesser of three hundred basis points over the 3-month LIBOR rate ("LIBOR+3") on the due date or the highest legal contract rate.

         7.6. EXCHANGE PROVISIONS, PAYMENT: All payments will be in United States dollars or other freely remittable currency designated by Licensor. All payments will be computed at the exchange rate prevailing on the date due at a commercially reasonable bank designated by Licensor. For a late payment Licensor will be entitled to the best exchange rate between the due date and the payment date.

         7.7. LIMITS ON SET-OFF: The License Fee will be separate and apart from any other obligation between Licensor and Licensee, and Licensee will not cross-collateralize, set-off, diminish or delay payment of the License Fee due to any such obligations.

         7.8. ROYALTY INCOME: Monies and royalties collected by a collecting society, authors' rights organization, performing rights society or governmental agency from compulsory licenses, cable retransmission income, Secondary Broadcasts, music performance royalties, tax rebates, levies on blank Videograms or hardware, rental or lending royalties, or the like, will be the property of Licensor, who retains the sole right to apply for and collect these amounts.

8.       DELIVERY AND RETURN

         8.1. DELIVERY: Delivery of a Program means delivery to Licensee of the Delivery Materials as provided in the Deal Terms and this Paragraph 8. The Delivery Materials will be those specified in the Deal Terms or those available based on the age and gauge of the applicable Program. The Delivery Materials consist of the Physical Materials or Support Materials as the context requires.

         8.2. DELIVERY NOTICE: Licensor will give Licensee a Delivery Notice specifying when it will Deliver the Delivery Materials for each Program. Licensee will immediately pay for the Delivery Materials and their cost of shipment. Payment and shipment will be as specified in the Deal Terms or Licensor's Delivery Notice. Licensee must accept all Delivery Materials within two (2) months of Licensor's Delivery Notice.

         8.3. PHYSICAL MATERIALS: Licensor will Deliver the Physical Materials for each Program by the following methods as specified in the Deal Terms or Licensor's Delivery Notice:

                  8.3.1. Physical Delivery to the Delivery Location specified in the Deal Terms or the Delivery Notice.

                  8.3.2. Laboratory Access using the standard AFMA Access Letter or other mutually approved access letter to the laboratory designated by Licensor.

                  8.3.3. Loan Of Materials for a reasonable time to the Delivery Location specified in the Deal Terms or the Delivery Notice for manufacture of necessary exploitation materials at Licensee's expense.

                  8.3.4. Satellite Transmission commensurate with available materials and equipment. Licensor


AFMA(R) Free TV License
Standard Terms                       ST-4
         will pay the initial uplink transmission costs; Licensee will pay the downlink reception costs. Licensee's failure to receive a transmission will not affect Licensee's obligations, although Licensor will attempt to assist Licensee to receive a new transmission. Licensee will pay for each missed satellite feed at Licensor's actual cost of transmission.

         8.4. SUPPORT MATERIAL: Licensor will Deliver the Support Materials as indicated in the Deal Terms or Licensor's Delivery Notice. Licensee must obtain Licensor's approval before using its own support material.

         8.5. EVALUATION AND ACCEPTANCE: The Delivery Materials for each Program will be suitable for use as or in the manufacture of necessary exploitation materials based on the age and gauge of the Program. The Delivery Materials will be considered technically acceptable unless within ten (10) days of receipt Licensee gives Notice specifying the technical defect. If Licensee's Notice is accurate, Licensor will at its election either: (i) timely Deliver corrected or replacement Delivery Materials; or (ii) exercise its right of suspension or withdrawal under Paragraph 11.

         8.6. OWNERSHIP: Legal ownership of all Delivery Materials will remain with Licensor subject to Licensee's rights under this Agreement. Licensee will exercise due care in safe-guarding all Delivery Materials while they are in Licensee's possession.

         8.7. LICENSEE CREATED MATERIALS: Licensor is at any time entitled to acquire from Licensee, against payment, all alternate language tracks and dubbed versions, masters, advertising and promotional materials, artwork and other materials created by Licensee pursuant to this Agreement. Upon request after their creation, Licensee will give Licensor Notice where these materials are located and, upon payment, provide access to them. Licensor will immediately become the copyright owner of all such materials, including all dubbed and subtitled tracks, or, if such ownership is not allowed under a Law in the Territory, then Licensee will grant Licensor, upon payment to be negotiated in good faith in each case, a non-exclusive license to use them worldwide in perpetuity. In all cases Licensee may only use such materials during the License Period to exploit the Licensed Rights.

         8.8. RETURN: Upon expiry of the License Period for each Program Licensee will at Licensor's election either: (i) return its Delivery Materials to Licensor at Licensee's expense; or (ii) destroy its Delivery Materials and provide Licensor with a customary certificate of destruction.

9.       TELECAST OBLIGATIONS

         9.1. GENERAL: Each Program may only be telecast: (i) in the Authorized Language(s); (ii) for no more than the Licensed Telecast(s); (iii) to nonpaying audiences; (iv) over the existing telecasting facilities of the Licensed Station; and (v) for reception on home television receivers in the Territory. Licensee may not make a telecast intended for primary reception outside the Territory or capable of reception by a more than insubstantial number of home television receivers outside the Territory.

         9.2. LICENSED TELECAST(S): For each Program the Licensed Telecast(s) are the total of all Runs or Playdates licensed to Licensee in the Deal Terms.

         9.3. USAGE REPORTS: On reasonable request and if reasonably available, Licensee will promptly provide the title of each Program in each Authorized Language, the identity of each person who prepared a dubbed or subtitled version, and the date of each Licensed Telecast.

         9.4. COMMERCIALS: Licensee may insert a customary number of commercial announcements in each Program during each Licensed Telecast in the places designated by Licensor, or, if none are designated, in places that do not unreasonably interrupt the continuity of the Program.

         9.5. SECONDARY BROADCASTS: Licensor reserves the right to authorize and collect royalties for any Secondary Broadcast of each Program whether the primary broadcast originates inside or outside the Territory.


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Standard Terms                        ST-5

Licensor does not grant any exclusivity protection against Secondary Broadcasts regardless of where the primary broadcast originated. If Licensees may grant or withhold authorization for Secondary Broadcasts of their broadcasts, then Licensee will abide by Licensor's reasonable requirements in this regard, including restricting any Secondary Broadcast of any Program.

10.      MUSIC

         10.1. CUE SHEETS: To the extent required and available, Licensor will timely supply Licensee with available music cue sheets for each Program.

         10.2. SYNCHRONIZATION AND MECHANICAL: Licensor warrants that Licensor controls all rights necessary to synchronize the music on each Program and to make mechanical reproductions of the music in each Program. Licensor holds Licensee harmless from any payments in this regard.

         10.3. PERFORMANCE: Licensor warrants that the non-dramatic ("small") performing rights in the music in each Program are either: (i) in the public domain in the Territory; or (ii) controlled by Licensor sufficient to allow Licensee to exploit them without additional payment; or (iii) available by license from a music performing rights society in the Territory, in which case Licensee will be responsible for obtaining a license at its own expense.

11.      SUSPENSION AND WITHDRAWAL

         11.1. LICENSOR'S RIGHT: Licensor may withdraw any Program or suspend its License Period: (i) if Licensor determines in good faith that its exploitation might infringe the rights of others or violate any Law; (ii) if Licensor determines in good faith that its Delivery Materials are unsuitable for exploitation; (iii) due to Force Majeure; or (iv) after an unsuccessful First Negotiation under Paragraph 5.5.

         11.2. EFFECT OF SUSPENSION: Licensee may not claim damages or lost profits for a suspension. Instead, the License Period of the affected Program will be extended during the suspension. If a suspension lasts more than three
(3) consecutive months, then either Party may terminate this Agreement for the affected Program on ten (10) days' Notice and the Program will be treated as withdrawn.

         11.3. EFFECT OF WITHDRAWAL: If the Program is withdrawn Licensor must either: (i) promptly substitute a Program of like quality mutually satisfactory to Licensor and Licensee; or (ii) refund an equitable portion of the License Fee attributable to any unused Licensed Telecast. Licensee's sole remedy will be to receive this substitute or refund. Licensee may not collect any lost profits or consequential damages for any withdrawn Program.

         11.4. FORCE MAJEURE: Force Majeure means any fire, flood, earthquake, or public disaster; strike, labor dispute or unrest; unavailability of any major talent on the Program; unavoidable accident; breakdown of equipment; non-performance or delay by any laboratory or supplier; lack of transportation; embargo, riot, war, insurrection or civil unrest; any Act of God including inclement weather; any act of legally constituted authority; or any other cause beyond the reasonable control of Licensor.

12.      DEFAULT AND TERMINATION

         12.1. LICENSEE'S DEFAULT: Licensee will default if: (i) Licensee fails to pay or to give reasonable assurances it will pay any installment of the License Fee when due; (ii) Licensee becomes insolvent or fails to pay its debts when due; (iii) Licensee seeks relief under any bankruptcy law or similar law for protection of debtors, or allows a receiver or trustee to be appointed for substantially all of its assets who is not removed within thirty (30) days; (iv) Licensee breaches any material provision of this Agreement or any other agreement with Licensor; or (v) Licensee attempts to make an assignment without first obtaining Licensor's reasonable approval under Paragraph 17.1.

         12.2. NOTICE TO LICENSEE: Licensor will give Licensee Notice of any default. Licensee will then have ten


AFMA(R) Free TV License
Standard Terms                      ST-6

(10) days to cure a monetary default and twenty (20) days to cure a non-monetary default. If Licensee fails to do so, then Licensor may proceed against Licensee for available relief, including suspending Delivery of any undelivered Programs, terminating this Agreement for any Programs, or declaring all unpaid amounts immediately payable for any Programs, but Licensor may not collect any lost profits or consequential damages.

         12.3. LICENSOR'S DEFAULT: Licensor will default if: (i) Licensor fails to Deliver any Program in a timely manner after a reasonable request from Licensee; (ii) Licensor makes an assignment for the benefit of creditors, or seeks relief under any bankruptcy law or similar law for protection of debtors, or allows a receiver or trustee appointed for substantially all of its assets who is not removed within thirty (30) days; or (iii) Licensor breaches any material provision of this Agreement. A default by Licensor is limited to the affected Program, and Licensee may not terminate this Agreement unless Licensor is in default for more than half of the Programs. No default by Licensor as to any one agreement with Licensee will be a default as to any other agreement with Licensee.

         12.4. NOTICE TO LICENSOR: Licensee will give Licensor Notice of any default. Licensor will then have ten (10) days to cure a monetary default and twenty (20) days to cure a non-monetary default. If Licensor fails to do so, then Licensee may proceed against Licensor for available relief, but Licensee may not collect any lost profits or consequential damages.

         12.5. ARBITRATION: All disputes under this Agreement will be resolved by final and binding arbitration under the Rules for International Arbitration of the American Film Marketing Association in effect when the arbitration is filed (the "AFMA Rules"). Each Party waives any right to adjudicate any dispute in any other court or forum except a Party may seek interim relief as allowed by the AFMA Rules. The arbitration will be held in the Forum, or, if none is designated, as determined by the AFMA Rules. The Parties will abide by any decision in the arbitration and any court having jurisdiction may enforce it. The Parties submit to the jurisdiction of the courts in the Forum to compel arbitration or to confirm an arbitration award. The Parties agree to accept service of process in accordance with the AFMA Rules.

13.      ANTI-PIRACY PROVISIONS

         13.1. NOTICE REQUIREMENTS: Licensee will include in each telecast of each Program the copyright notice and reasonable anti-piracy warning supplied by Licensor.

         13.2. ENFORCEMENT: Licensee will take reasonable steps to protect the copyright in each Program. Licensor may engage in any anti-piracy action using its own counsel. Licensor's expenses will be reimbursed from any recovery equally with Licensee's. If any Law allows Licensee to telecast a Program by satellite throughout the Region regardless of the borders of countries in the Territory, then Licensee will co-operate in any action to protect a Program within the Region.

         13.3. NEW TECHNOLOGY: If during the Term new technology in general commercial use provides protection against piracy, then Licensee will use such technology in a reasonable manner.

         13.4. NO WARRANTY AGAINST PIRACY: Licensor makes no warranty against the piracy of any program. No piracy of any Program will allow Licensee to terminate this Agreement or reduce any amounts due Licensor.

14.      LICENSOR'S WARRANTIES

         14.1. LICENSOR AS PRINCIPAL: If Licensor is a principal, Licensor warrants:

                  14.1.1. Licensor has full authority to execute and perform this Agreement;

                  14.1.2. There are no existing or threatened claims or litigation which would impair Licensee's exploitation of any Licensed Right in any Program during its License Period;

                  14.1.3. For any exclusive Licensed Right, Licensor has not licensed or encumbered the Licensed


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Standard Terms                        ST-7

         Right to another Person in the Territory during its License Period;

                  14.1.4. Each Program was produced by authors who are nationals of or have their habitual residence in, or was first published or simultaneously first published in, a country which at the time of such production or publication was a signatory to the Berne Convention for the Protection of Literary and Artistic Works or the Universal Copyright Convention or the Buenos Aires Convention, and Licensor has not done or omitted to do any act which would impair the copyright in any Program within the Territory during its License Period; and

                  14.1.5. Licensee's exercise of any Licensed Right in a Program will not: (i) defame, or hold in a false light, or infringe any privacy or publicity or other personal right of any Person; or (ii) infringe any copyright, trademark, right of ideas, or any other property right of any Person.

         14.2. LICENSOR AS AGENT: If Licensor is a sales agent, Licensor warrants:

                  14.2.1. Licensor has full authority from its principal to enter into this Agreement and Licensor's principal will be bound by this Agreement;

                  14.2.2. To the best of Licensor's knowledge there are no existing or threatened claims or litigation which would impair Licensee's exploitation of any Licensed Right in any Program during its License Period;

                  14.2.3. To the best of Licensor's knowledge there are no other agreements licensing or encumbering any Licensed Right to another Person in the Territory during its License Period; and

                  14.2.4. Licensor's principal has authorized Licensor to make the warranties in Paragraph 14.1. to Licensee on the principal's behalf.

15.      LICENSEE'S WARRANTIES

         15.1. LICENSEE AS PRINCIPAL: Licensee warrants:

                  15.1.1. Licensee has full authority to execute and perform this Agreement;

                  15.1.2. There are no existing or threatened claims or litigation which would impair Licensee's ability to perform under this Agreement; and

                  15.1.3. Licensee will honor all restrictions on the exercise of the Licensed Rights and the Allied Rights in each Program and will not exploit any Licensed Right outside the Territory, before its Availability Date or after its License Period.

         15.2. LICENSEE AS ASSIGNOR: For an assignment under Paragraph 17.1. Licensee also warrants:

                  15.2.1. The assignee will make all warranties in Paragraph 15. directly to Licensor; and

                  15.2.2. If the assignee breaches any of those warranties, Licensor may proceed against Licensee for such breach without first exhausting any right or remedy against the assignee.

16.      INDEMNITIES

         16.1. BY LICENSOR: Licensor will indemnify and hold harmless Licensee, including its officers, directors, partners, shareholders, employees, attorneys and agents, from all claims, loss, liability, damages, judgments or expenses, including reasonable attorneys' fees, but not including lost profits, due to breach of Licensor's warranties. If Licensor is acting as an agent, these indemnities are also made directly by Licensor's principal to Licensee, but Licensee will look only to Licensor's principal to honor these indemnities with regard to the principal's warranties.

         16.2. BY LICENSEE: Licensee will indemnify and hold harmless Licensor, including its officers, directors, partners, shareholders, employees, attorneys and agents, from all claims, loss, liability, damages, judgments or expenses, including reasonable attorneys' fees, but not including lost profits, due to breach of Licensee's warranties.



AFMA(R) Free TV License
Standard Terms                    ST-8

17.      ASSIGNMENT AND SUBLICENSING

         17.1. LICENSEE'S LIMITATIONS: Licensee may not assign or transfer this Agreement, voluntarily or involuntarily, without Licensor's prior approval not to be unreasonably withheld or delayed. A transfer of a controlling interest in Licensee's stock or other evidence of ownership will be a transfer requiring Licensor's approval. If Licensor does approve, this Agreement will be binding on the authorized assignee or transferee, but will not release Licensee from its obligations.

         17.2. LICENSOR'S RIGHTS: Before Delivery of all Programs, Licensor may not assign this Agreement without Licensee's prior approval not to be unreasonably withheld or delayed except as provided in Paragraph 17.3. After Delivery of all Programs, Licensor may freely assign this Agreement or any rights under it, but no such assignment will relieve Licensor of its obligations unless it is to a company which acquires all or substantially all of Licensor's assets.

         17.3. LICENSOR'S ASSIGNMENT FOR FINANCING: If Licensor pledges this Agreement or assigns any payment to a lender, completion guarantor or other Person, then Licensee will promptly on request execute a reasonable and customary acknowledgment and consent to such assignment. Licensee will abide by consistent written instructions from Licensor and such Person in making any payments, and will not set off such payments against any other amounts or claims.

18.      MISCELLANEOUS PROVISIONS

         18.1. SEPARABILITY: If this Agreement conflicts with any material Law the Law will prevail.

         18.2. NO WAIVER: No waiver of any breach will waive any other breach. No waiver is effective unless in writing. The exercise of any right will not waive any other right.

         18.3. REMEDIES CUMULATIVE: All remedies are cumulative, and resort to one will not preclude resort to any other at any time.

         18.4. NOTICES: All Notices must be in writing and sent to a Party at its address on the Cover Page by fax, telex, telegram or first class mail. Notice will be effective when received. Either Party may change its place for Notice by Notice duly given.

         18.5. ENTIRE AGREEMENT: This Agreement contains the entire understanding of the Parties regarding its subject matter. It supersedes all previous written or oral negotiations, deal memos, understandings or representations between the parties regarding its subject matter, if any.

         18.6. MODIFICATION: A modification or amendment of this Agreement must be in writing signed by both Parties.

         18.7. TERMINOLOGY: "And" means all of the possibilities, "or" means any or all of the possibilities in any combination, and "either...or" means only one of the possibilities. "Including" means "including without limitation." "Must" or "will" means a Party has the obligation to act or refrain from acting; "may" means a Party has the right but not the obligation to act or refrain from acting.

         18.8. GOVERNING LAW: This Agreement will be governed by and interpreted under the laws of the state or jurisdiction specified as Governing Law in the Deal Terms.

         18.9. FORUM: The Parties consent to the Forum in the Deal Terms as the place to resolve disputes.




AFMA(R) Free TV License
Standard Terms                      ST-9

                              AFMA(R) INTERNATIONAL
                        SCHEDULE OF LICENSING DEFINITIONS

A.       FREE TV RIGHTS DEFINITIONS:

         FREE TV means Terrestrial Free TV, Cable Free TV, and Satellite Free TV exploitation of a Motion Picture. Free TV does not include any form of PayPerView.

         TERRESTRIAL FREE TV means over-the-air broadcast by Hertzian waves of a Motion Picture Copy for reception on television receivers in private living places without a charge to the viewer for the privilege of viewing the Motion Picture, provided that for this purpose government television receiver assessments or taxes (but not a charge for PayPerView or Pay TV) will not be deemed a charge to the viewer.

         CABLE FREE TV means the originating transmission by coaxial or fiber-optic cable of a Motion Picture Copy for reception on television receivers in private living places without a charge to the viewer for the privilege of viewing the Motion Picture, provided that for this purpose neither government television receiver assessments or taxes nor the regular periodic service charges (but not a charge for PayPerView or Pay TV) paid by a subscriber to a cable television system will be deemed a charge to the viewer.

         SATELLITE FREE TV means the up-link broadcast to a satellite and its down-link broadcast to terrestrial satellite reception dishes of a Motion Picture Copy for viewing on television receivers in private living places located in the immediate vicinity of their reception dishes without a charge to the viewer for the privilege of viewing the Motion Picture, provided that for this purpose government satellite dish or television receiver assessments or taxes (but not a charge for PayPerView or Pay TV) will not be deemed a charge to the viewer.

B.       ADDITIONAL DEFINITIONS:

         AFFILIATE means any Person, including any officer, director, employee or partner of a Person controlled by, controlling or under common control with a Party.

         AVAILABILITY DATE means the first day after the end of the Holdback Period for a Licensed Right. If the Availability Date refers to a category of Licensed Rights, it refers to the first date on which Licensee may exploit any Licensed Right in the category.

         BROADCAST means the communication to the public of a Motion Picture by means of wire, cable, wireless diffusion or radio waves that allows the Motion Picture to be viewed on a television receiver. Broadcast means the same as telecast or diffusion.

         FIRST NEGOTIATION means that, provided that Licensee is then actively engaged in the distribution business on a financially secure basis, Licensor will negotiate with Licensee in good faith for a period of ten (10) days regarding the matter for which Licensee has a First Negotiation right before entering into negotiations regarding the matter with any other Person. If no agreement is reached within this time period, then Licensor will be free to stop negotiations with Licensee, withdraw the Picture and then to negotiate and conclude an agreement regarding the proposed matter with any other Person on any terms.

         LAW means any statute or ordinance, whether municipal, state, national or territorial, any executive, administrative or judicial regulation, order, judgment or decree, any treaty or international convention, or any rule, custom or practice with force of law.

         MOTION PICTURE means an audiovisual work consisting of a series of related images that, when shown in succession, impart an impression of motion, with accompanying sounds, if any.

         MOTION PICTURE COPY means the embodiment of a Motion Picture in any physical form, including film, tape, cassette or disc. Where a specific medium is limited to exploitation by a specific physical form, for example, to Videograms, then Motion Picture Copy with respect to such medium is limited to such physical form.


AFMA(R) Free TV License
Licensing Definitions                 SD-1

         PLAY DATE means one or more telecasts of the Picture during a twenty-four (24) hour period over the non-overlapping telecast facilities of the Licensed Station.

         PARTY means either Licensor or Licensee.

         PAY TV means transmission of a Motion Picture Copy by means of an encoded signal for reception on television receivers where a charge is made: (i) to viewers in private living places for use of a decoding device to view a channel that broadcasts the Motion Picture along with other Picturing; or (ii) to the operator of a hotel or similar temporary living place located distant from where the broadcast signal originated for use of a decoding device to receive a channel that broadcasts the Motion Picture and other Picturing and retransmit it throughout the temporary living place for viewing in private rooms.

         PERSON means any natural person or legal entity.

         RUN means one (1) telecast of a Picture during a twenty-four (24) hour period over the non-overlapping telecast facilities of the Licensed Station. A simultaneous telecast over interconnected local stations (i.e., on a network) is one (1) telecast; a telecast over non-interconnected local stations whose reception areas do not overlap is a telecast in each station's local broadcast area.

         SECONDARY BROADCAST means the simultaneous, unaltered and unabridged retransmission by a cable, microwave or telephone system for reception by the public of an initial transmission, by wire, or over the air, including by satellite, of a Motion Picture intended for reception by the public.

         TELECAST means any broadcast of a Motion Picture but only in accordance with the specific Licensed Rights for such Motion Picture.

         THEATRICAL RELEASE means the date on which the Picture is first exhibited in theaters, including mini-theaters and MTV theaters, within the Territory to the paying public, including screenings to qualify for awards presentations by authority of Licensor.

         VIDEO RELEASE means the date on which Videograms embodying the Picture are first sold or rented to the paying public in the Territory by authority of Licensor.

         VERSION means an adaptation of a Motion Picture that is not accomplished by merely mechanical reproduction or use of minimal originality but instead uses original artistic or intellectual expression to create a new Work in its own right which contains materials or expressions of authorship not found in the original Motion Picture.

         WORK means an original expression of authorship in the literary, scientific or artistic domain whatever may be the mode or form of its expression.




AFMA(R) Free TV License
Licensing Definitions                SD-2